                                                                  EXHIBIT 10.8


                          FORM OF TAM MASTER AGREEMENT




                                     between


                              Cognizant Corporation

                                       and


                              ACNielsen Corporation


                                   dated as of

                               _________ __, 1996






                                       ***

                                TABLE OF CONTENTS


                                            RECITALS.........................  1

                                    ARTICLE I

                                           DEFINITIONS.......................  2
         1.1  Defined Terms..................................................  2
         1.2  References; Interpretation..................................... 11

                                   ARTICLE II

                                    TECHNOLOGY AND TRADEMARKS................ 13
         2.1  Obligation to License Technology............................... 13
         2.2  Limited Obligation............................................. 14
         2.3  Research and Development....................................... 14

                                   ARTICLE III

                                       OPTION TO PURCHASE.................... 15
         3.1  Segregation of ACNielsen TAM Business.......................... 15
         3.2  Option......................................................... 17
         3.3  Price.......................................................... 21
         3.4  Other Terms and Conditions of Exercise......................... 22
         3.5  Survival....................................................... 22

                                   ARTICLE IV

                                         INDEMNIFICATION..................... 24
         4.1      Indemnification............................................ 24

                                    ARTICLE V

                                       DISPUTE RESOLUTION.................... 24
         5.1  Dispute Resolution............................................. 24

                                   ARTICLE VI

                                   CONDITIONS TO EFFECTIVENESS............... 25

         6.1 ................................................................ 25

                                   ARTICLE VII

                                            COVENANTS........................ 26
         7.1  Further Assurances............................................. 26

                                  ARTICLE VIII

                                  MISCELLANEOUS.............................. 27
         8.1  Construction................................................... 27
         8.2  Counterparts................................................... 27
         8.3  Expenses....................................................... 27
         8.4  Notices........................................................ 27
         8.5  Waivers........................................................ 27
         8.6  Amendments..................................................... 28
         8.7  Assignment..................................................... 28
         8.8  Successors and Assigns......................................... 28
         8.9  Subsidiaries................................................... 28
         8.10  Third-Party Beneficiaries..................................... 28
         8.11  Titles and Headings........................................... 28
         8.12  Exhibits and Schedules........................................ 28
         8.13  GOVERNING LAW................................................. 28
         8.14  Consent to Jurisdiction....................................... 28
         8.15  Severability.................................................. 29

                                    Schedules

Schedule 1.1 (_)      Calculation of TAM Purchase Price
Schedule 1.1 (_)      Excluded Assets
Schedule 1.1 (_)      TAM Marks
Schedule 1.1 (_)      TAM Technology
Schedule 1.1 (_)      Taxes Included in Transfer Costs
Schedule 1.1 (_)      Financial Statements
Schedule 1.1 (_)      Countries in which ACNielsen TAM Business Conducted
Schedule 3.1 (a)      Principles Governing Separation of Multiple-Use Assets and
                      Shared TAM Personnel
Schedule 3.2 (e)      Arbitration in Respect of the Plan
Schedule 8.2 (b)      "Media Advisor" Software


                                    Exhibits

Exhibit __            Form of Technology Licensing Agreement
Exhibit __            Form of Trademark Licensing Agreement
Exhibit __            Form of "Media Advisor" Licensing Agreement

         This MASTER AGREEMENT is dated as of          , 1996, between COGNIZANT
CORPORATION, a Delaware corporation ("Cognizant") and ACNIELSEN CORPORATION, a Delaware corporation ("ACNielsen").


                                    RECITALS


         * WHEREAS, The Dun & Bradstreet Corporation, a Delaware corporation ("D&B"), has determined that it is in the best interests of the holders of common stock of D&B to separate from D&B certain businesses currently conducted by D&B;

         * WHEREAS, D&B has determined to cause certain of such businesses, including the NMR TAM Business (as defined herein) to be owned and conducted, directly or indirectly, by Cognizant, and to cause certain other businesses, including the ACNielsen TAM Business (as defined herein), to be owned and conducted, directly or indirectly, by ACNielsen; and

         * WHEREAS, each of Cognizant and ACNielsen has determined that it is necessary and desirable to set forth agreements relating to the TAM Business (as defined herein), including their use of TAM Marks and TAM Technology (each as defined herein) and their rights upon a change of control of ACNielsen or the ACNielsen TAM Business.


         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

                 "ACN Change of Control Transaction": an event or series of events by which

                  (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Distribution Date), of more than 50% of the total voting power of all voting stock of ACNielsen then outstanding;

                  (b) another corporation merges into ACNielsen or ACNielsen consolidates with or merges into any other corporation, in one transaction or a series of related transactions with the effect that a person or group, other than a person or group which is the beneficial owner of more than 50% of the total voting power of all voting stock of ACNielsen immediately prior to such transaction becomes the beneficial owner of more than 50% of the total voting power of all voting stock of the surviving or transferee corporation of such transaction or series; or

                  (c) ACNielsen, in one transaction or a series of transactions (each, a "Disposition"), conveys, transfers, spins off, or leases Assets to any person or persons other than Cognizant or a wholly owned Subsidiary of ACNielsen or Cognizant, (i) which Assets would have constituted greater than 66 2/3% of ACNielsen's Assets as of the Distribution Date or (ii) which Disposition or Dispositions would have resulted in a 50% decrease in ACNielsen's revenue for the fiscal year immediately preceding the first such Disposition had each such Disposition taken place on the first day of such preceding fiscal year; provided, however, that to the extent that within three months of such Disposition such ACNielsen party (A) reinvests or enters into a binding agreement or letter of intent to reinvest the proceeds from such Disposition in Assets that are used in connection with the ACNielsen Business or (B) outsources to third parties the functions or information generated by the Assets disposed of, such Disposition shall not be deemed to be an ACNielsen Change of Control Transaction or count as a Disposition for purposes of subsequent applications of this provision; or

                  (d) during any period of two consecutive years, individuals who at the beginning of such period constituted ACNielsen's Board of Directors (together with any new directors whose election by
         ACNielsen's Board of Directors, or whose nomination for election by ACNielsen's shareholders, was approved by a vote of a majority of the Directors then still in office who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Directors then in office.
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                                                                               3

                  "ACNielsen Business": shall have the meaning ascribed in the Distribution Agreement.

                  "ACNielsen Party": each of ACNielsen and each Subsidiary thereof on or after the Distribution Date.

                  "ACNielsen Policies": "ACNielsen Policies" as defined in the Distribution Agreement, together with all Policies owned or maintained by or on behalf of any ACNielsen Party or assigned to any ACNielsen Party on or after the Distribution Date.

                  "ACNielsen Shared Policies": shall have the meaning ascribed in the Distribution Agreement.

                  "ACNielsen TAM Business": the TAM Business outside the United States and Canada conducted by ACNielsen Parties on the Distribution Date in the countries listed on Schedule 1.1(_) hereto and any additional TAM Assets acquired or created by any ACNielsen Parties after the Distribution Date ("After Acquired Assets"), to the extent such businesses or Assets have been integrated into and are not easily severable from the TAM Business outside the United States and Canada conducted by ACNielsen Parties on the Distribution Date; provided, that such integrated After Acquired Assets may be separated and excluded from the ACNielsen TAM Business only if such separation leaves the remaining business intact. After Acquired Assets that are either severable in the manner described above or not integrated into the ACNielsen TAM Business existing on the Distribution Date (including, by way of example and without limitation, new operations begun or acquired in a country where ACNielsen does not currently have a TAM Business) shall be excluded from the ACNielsen TAM Business. Notwithstanding anything to the contrary contained herein, if an ACNielsen Party establishes, purchases or otherwise acquires a TAM Business in India
         (i) within a reasonable period of time after the Distribution Date and
         (ii) in accordance with the business plan currently in effect with respect to India, such TAM Business will be deemed to be part of the ACNielsen TAM Business as of the Distribution Date. If ACNielsen abandons its current plans to begin a TAM Business in India and subsequently establishes, purchases or otherwise acquires a TAM Business in India, such TAM Business in India shall be deemed to be an After Acquired Asset subject to the provisions of this paragraph regarding After Acquired Assets.

                  "Action": any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency, body or commission or any arbitration tribunal.

                  "Affiliate": when used with respect to a specified person, another person that controls, is controlled by, or is under common control with the person specified. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or other interests, by contract or otherwise.

                 "After Acquired Assets": shall have the meaning set forth in the definition of ACNielsen TAM Business.

                  "Ancillary Licensing Agreements": the collective reference to the Technology Licensing Agreement and the Trademark Licensing Agreement.

                  "Asset Purchase Agreement": an Asset purchase agreement to be executed by the TAM Purchaser and ACNielsen in connection with a TAM Acquisition.

                  "Assets": with respect to any party, assets, properties and rights (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any person, including, without limitation, the following:

                  a. all accounting and other books, records and files whether in paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form;

                  b. all apparatus, computers and other electronic data processing equipment, fixtures, machinery, equipment, furniture, office equipment, automobiles, trucks, aircraft and other transportation equipment, special and general tools, test devices, prototypes and models and other tangible personal property;

                  c. all inventories of materials, parts, raw materials, supplies, work-in- process and finished goods and products;

                  d. all interests in real property of whatever nature, including easements, whether as owner, mortgagee or holder of a Security Interest in real property, lessor, sublessor, lessee, sublessee or otherwise;

                  e. all interests in any capital stock or other equity interests of any Subsidiary or any other person, all bonds, notes, debentures or other securities issued by any Subsidiary or any other person, interests in partnerships or joint ventures (whether or not majority interests), all loans, advances or other extensions of credit or capital contributions to any Subsidiary or any other person and all other investments in securities of any person;

                  f. all license agreements, leases of personal property, open purchase orders for raw materials, supplies, parts or services, unfilled orders for the manufacture and sale of products and other contracts, agreements or commitments;

                  g. letters of credit and performance and surety bonds issued in favor of such party by a third party;

                  h. all written technical information, data, specifications, research and development information, engineering drawings, operating and maintenance manuals, and materials and analyses prepared by consultants and other third parties;

                  i. all domestic and foreign patents, copyrights, trade names, trademarks, service marks and registrations and applications for any of the foregoing, mask works, trade secrets, inventions, data bases, other proprietary information and licenses from third persons granting the right to use any of the foregoing;

                  j. all computer applications, programs and other software, including operating software, network software, firmware, middleware, design software, design tools, systems documentation and instructions;

                  k. all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, customer and vendor data, correspondence and lists, product literature, artwork, design, development and manufacturing files, vendor and customer drawings, formulations and specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents;

                  l. all prepaid expenses, deposits made by such party, trade accounts and other accounts and notes receivable;

                  m. all rights under contracts or agreements, all claims or rights against any person arising from the ownership of any asset, all rights in connection with any bids or offers and all claims, chooses in action or similar rights, whether accrued or contingent;

                  n. all rights under insurance policies and all rights in the nature of insurance, indemnification or contribution;

                  o. all licenses (including radio and similar licenses), permits, approvals and authorizations which have been issued by any Governmental Authority;

                  p. cash and Cash Equivalents, bank accounts, lock boxes and other deposit arrangements; and

                  q. interest rate, currency, commodity or other swap, collar, cap or other hedging or similar agreements or arrangements.

                  "Book Value": TAM Assets to be transferred with all or that portion of the ACNielsen TAM Business being offered or sold less TAM Liabilities to be transferred with all or that portion of the ACNielsen TAM Business being offered or sold, in each case calculated in accordance with United States generally accepted accounting principles.

                  "Business Day": a day other than Saturday, Sunday or other day on which commercial banks in New York, New York or Connecticut are authorized or required by law to be closed.

                  "Cash Equivalents": certificates of deposit, securities issued by the United States Treasury and similar readily marketable securities.

                  "Cognizant Business": shall have the meaning ascribed in the Distribution Agreement.

                  "Cognizant Party": each of Cognizant and each Subsidiary thereof on or after the Distribution Date.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Corporate Administration": all personnel, equipment, office space and other Assets required to perform internal management functions such as accounting, hiring, payroll, benefits and in-house legal services.

                  "D&B": The Dun & Bradstreet Corporation, a Delaware corporation.

                  "D&B Party": D&B and each Subsidiary of D&B on and after the Distribution Date.

                  "Disclosure Schedules": the meaning ascribed in Section
         3.2(a).

                  "Distribution Agreement": the agreement dated as of ____________ __, 1996 among D&B, Cognizant and ACNielsen.

                  "Distribution Agreements": the Distribution Agreement and all of the written agreements, instruments, assignments or other arrangements (other than this Agreement and the TAM Ancillary Agreements) entered into in connection with the transactions contemplated hereby, including, without limitation, the Conveyancing and Assumption Instruments, the Data Services Agreements, the Employee Benefits Agreement, the Indemnity and Joint Defense Agreement, the Intellectual Property Agreement, the Shared Transaction Services Agreements, the Tax Allocation Agreement and the Transition Services Agreement.

                  "Distribution Date": shall have the meaning ascribed in the Distribution Agreement.

                  "Effective Date": _____________ __, 1996, the effective date of this Agreement.

                  "Exercise Period": the meaning ascribed in Section 3.2(c).

                  "Financial Statements" shall mean the financial statements and schedules listed on Schedule 1.1(_) hereto.

                  "Governmental Authority": any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

                  "Liabilities": shall have the meaning ascribed in the Distribution Agreement.

                  "License Term": shall have the meaning set forth in Section
         2.1.

                  "Material Adverse Effect": a material adverse effect on the validity or enforceability of this Agreement or any of the transactions contemplated hereby.

                  "MONITOR-PLUS Agreement": the agreement dated as of __________ __, 1996 between NMR and ACNielsen pursuant to which NMR agrees to provide MONITOR-PLUS UPC Linking Services to ACNielsen and ACNielsen agrees to provide certain data to NMR.

                  "Multiple-Use Asset": any Asset of any ACNielsen Party that is employed in the ACNielsen TAM Business and one or more other businesses conducted by such ACNielsen Party.

                  "NMR": Nielsen Media Research Inc., a Delaware corporation.

                  "NMR TAM Business": the TAM Business in the United States and Canada that is conducted by Cognizant Parties on the Distribution Date.

                  "Open Issues": the meaning ascribed in Section 3.2(e).

                  "Option": shall mean the option described in Section 3.2 pursuant to which the Optionee may, under certain circumstances, acquire all or part of the ACNielsen TAM Business.

                  "Option Information": the meaning set forth in Section 3.2.

                  "Option Trigger Event": shall mean each of the events described in Section 3.2(b)(i), (ii), (iii) and (iv).

                  "Person": any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

                  "Policies": insurance policies and insurance contracts of any kind (other than life and benefits policies or contracts), including, without limitation, primary, excess and umbrella policies, comprehensive general liability policies, director and officer liability, fiduciary liability, automobile, aircraft, property and casualty, workers' compensation and employee dishonesty insurance policies, bonds and self-insurance and captive insurance company arrangements, together with the rights, benefits and privileges thereunder.

                  "Records": specific and identified agreements, documents, books, records or files.

                  "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Security Interest": any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance of any nature whatsoever.

                  "Shared TAM Personnel": the collective reference to each person employed by any ACNielsen Party after the Distribution Date, which person divides (in any manner) his or her working hours between the ACNielsen TAM Business and other ACNielsen businesses.

                  "Subsidiary": any corporation, partnership or other entity of which another entity (i) owns, directly or indirectly, ownership interests sufficient to elect a majority of the board of directors (or persons performing similar functions) (irrespective of whether at the time any other class or classes of ownership interests of such corporation, partnership or other entity shall or might have such voting power upon the occurrence of any contingency) or (ii) is a general partner or an entity performing similar functions (e.g., a trustee).

                  "TAM Acquisition": an acquisition of all or part of the ACNielsen TAM Business by the TAM Purchaser as contemplated by Article III.

                  "TAM Acquisition Date": the date of the consummation of the related TAM Acquisition.

                  "TAM Assets": at any date of determination, without duplication:

                  a. any and all Assets employed by any ACNielsen Party in connection with the ACNielsen TAM Business, including

                  b. subject to Article VII of the Distribution Agreement, any rights of any ACNielsen Party under any of the ACNielsen Policies or the ACNielsen Shared Policies arising out of any ACNielsen Party's conduct of the ACNielsen TAM Business, including any rights thereunder arising after the Distribution Date in respect of any Policies that are (i) occurrence Policies or (ii) claims made policies, to the extent that claims relating to a TAM Acquisition are made prior to the related TAM Acquisition Date;

                  c. any contract of any ACNielsen Party, any rights or claims arising thereunder, and any other rights or claims or contingent rights or claims to the extent relating to or arising from any TAM Asset or the ACNielsen TAM Business;

                                    Notwithstanding the foregoing, TAM Assets
                           shall not in any event include:

                           (x) the Assets listed or described on Schedule 1.1(_); or

                           (y) any Asset that is expressly contemplated by this Agreement or any Ancillary Licensing Agreements, including the schedules hereto or thereto as an Asset to be retained by any ACNielsen Party upon the consummation of a TAM Acquisition.

                           In the event of any inconsistency or conflict which may arise in the application or interpretation of any of the foregoing provisions, for the purpose of determining what is and is not a TAM Asset, any item expressly included or excluded as a TAM Asset on a Schedule to this Agreement or any Ancillary Licensing Agreement shall take priority over any provision of the text hereof.

                  "TAM Business":  the meaning ascribed in Schedule 1.1(_).

                  "TAM Liabilities": at any date of determination, without duplication: all obligations and Liabilities of any ACNielsen Party under this Agreement or any of the Ancillary Licensing Agreements and all Liabilities of each ACNielsen Party primarily relating to, arising out of or resulting from:

                  a. the operation of the ACNielsen TAM Business (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such person's authority)); or

                  b.       any TAM Assets;

whether arising before, on or after the Distribution Date. Notwithstanding the foregoing, the TAM Liabilities shall not include:

                           (x) Liabilities allocated to another party pursuant to the Tax Allocation Agreement;

                           (y)      any Liabilities that are expressly
                                    contemplated by this Agreement or any
                                    Ancillary Licensing Agreements, including the Schedules hereto or thereto, in particular, the excluded Liabilities listed on Schedule 1.1(_) hereto) as Liabilities to be retained or assumed by any ACNielsen Party or by any Cognizant Party upon an ACN Change of Control Transaction; or

                           (z) any agreement or obligation of (i) any D&B Party or any Cognizant Party under the Distribution Agreements or (ii) any Cognizant Party under this Agreement or any of the Ancillary Licensing Agreements.

                  "TAM Marks": the trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired for use in connection with the TAM Business, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to on Schedule 1.1(_), and all renewals thereof.

                  "TAM Personnel": the collective reference to Shared TAM Personnel and to each person employed by any ACNielsen Party after the Distribution Date, which person devotes all of his or her working hours to the ACNielsen TAM Business.

                  "TAM Purchase Price": Book Value, as adjusted in accordance with Schedule 1.1 (_) plus one-half of Transfer Costs.

                  "TAM Purchaser": Any of Cognizant, NMR or a permitted successor or assign of either that acquires all or part of the ACNielsen TAM Business pursuant to Article III.

                  "TAM Technology": the technology set forth on Schedule 1.1(_) hereto and the schedules to the Ancillary Licensing Agreements.

                  "Tax" or "Taxes": taxes on or measured by income, franchise, gross receipts, sales, use, excise, payroll, personal property, real property, ad-valorem, value-added,

                                                                              11
         leasing, leasing use or other taxes, levies, imposts, duties, charges or withholdings of any nature. Whenever the term "Tax" or "Taxes" is used (including, without limitation, regarding any duty to reimburse another party for indemnified taxes or refunds or credits of taxes), it shall include penalties, fines, additions to tax and interest thereon.

                  "Technology Licensing Agreement": the collective reference to one or more nonexclusive technology licensing and support services agreements substantially in the form of Exhibit _, by and between a Cognizant Party, as licensor, and one or more ACNielsen Parties, as licensee and any related permitted sublicensing agreements between ACNielsen Parties or between an ACNielsen Party and a joint venture partner.

                  "Trademark Licensing Agreement": the collective reference to one or more nonexclusive trademark licensing agreements covering TAM Marks and substantially in the forms of [Exhibit _, _ and _ ] by and between a Cognizant Party or an ACNielsen Party, as licensor, and one or more ACNielsen Parties or Cognizant Parties, respectively, as licensee, and any related permitted sublicensing agreements between ACNielsen Parties, between Cognizant Parties or between an ACNielsen Party or a Cognizant Party and a joint venture partner.

                  "Transfer Costs": costs reasonably attributable to the transfer of all or that portion of the ACNielsen TAM Business being offered or sold including, without limitation, transfer taxes and filing fees, but excluding ACNielsen's (i) accountants' fees incurred in connection with the determination of Book Value and the TAM Purchase Price in accordance with Section 3.1, (ii) any investment bankers' fees incurred by ACNielsen in connection with such transfer or (iii) certain taxes of the type set forth on Schedule 1.1(_) incurred by ACNielsen in connection with such transfer.

                  "Year Four": shall have the meaning set forth in Section 3.2.

                  "Year Four Purchaser": shall have the meaning set forth in
         Section 3.2.

                  "Year Four Trigger Event": shall have the meaning set forth in
         Section 3.2.

                  1.2 References; Interpretation. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. The words "include", "includes" and "including" when used in this Agreement shall be deemed to be followed by the phrase "without limitation". Unless the context otherwise requires, references in this Agreement to Articles, Sections, Exhibits and schedules shall be deemed references to Articles and Sections of, and Exhibits and schedules to, this Agreement. Unless the context otherwise requires, the words "hereof", "hereby" and "herein" and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement.

                                   ARTICLE II

                            TECHNOLOGY AND TRADEMARKS

                  2.1  Obligation to License Technology.

                  (a) Each Cognizant Party shall license to each ACNielsen Party that so requests, (i) TAM Technology for use in Australia, Ireland and India to which such Cognizant Party has rights in commercial use, (ii) upgrades thereof to the extent required to permit such ACNielsen Party to fulfill a Contractual Obligation existing on the Distribution Date including, without limitation, any Contractual Obligation resulting from the exercise of a unilateral renewal (or other) right by a party other than such ACNielsen Party and (iii) additional licenses to permit use of new technology in connection with the technology described in clauses (i) and (ii) to the extent required to permit such ACNielsen Party to fulfill a Contractual Obligation existing on the Distribution Date with respect to Australia, Ireland and/or India, as the case may be, pursuant to one or more licensing agreements substantially in the form of Exhibit _ for the period commencing on the Distribution Date to and including the later of the fifth anniversary thereof and such date as is required to permit such ACNielsen Party to fulfill any Contractual Obligation existing on the Distribution Date, including, without limitation, any Contractual Obligation resulting from the exercise of a unilateral renewal (or other) right by a party other than such ACNielsen Party (each such period, a "License Term") provided that ACNielsen may terminate any or all of such Licenses prior to the expiration of the License Term upon two months notice to the licensing Cognizant Party.

                  (b) ACNielsen, on behalf of itself and each other ACNielsen Party, shall pay to Cognizant for as long as such TAM Technology is licensed a royalty in an amount equal to 3% of the gross revenue (including cash and non-cash consideration) generated by the ACNielsen TAM Business in each of Australia and Ireland, and in an amount to be specified in the relevant licensing agreements with respect to India. Such royalty shall be payable in respect of the revenue generated in each such country until the earlier of (x) the end of the stated License Term latest to end in such country and (y) the date the Agreement is terminated pursuant to the notice described in the proviso at the end of (a) above.

                           (i) For purposes of this Section, revenue generated during the License Term shall mean revenue arising from products and services of the ACNielsen TAM Business delivered during the License Term in the covered country, whether such revenue is collected during or after the expiration of the License Term.

                           (ii) Such royalty shall be payable only to the extent that an ACNielsen Party has collected such revenue in cash. Any cash collected by an ACNielsen Party shall be allocated to the earliest unpaid receivable due from the party that has made such payment to such ACNielsen Party.

                           (iii) ACNielsen's obligation to pay such royalty in accordance with the relevant Technology License Agreement shall survive the termination of this Agreement.

                           (iv) To the extent that ACNielsen generates revenue during the License Term from a product or service that covers more than one country, the percentage of such revenue allocable to each such country ("Country X") shall be the percentage equivalent of a fraction, the numerator of which is the list price of the data originated in Country X, and the denominator of which is the aggregate list price of all data included in such product or service.


                  2.2 Limited Obligation. Nothing contained herein shall prohibit any ACNielsen Party from amending or modifying any existing Contractual Obligation relating to the licensed TAM Technology provided that such amendment or modification does not in any way extend the Cognizant Party licensor's obligations other than as permitted hereunder.

                  2.3 Research and Development. (a) Each Cognizant Party, on the one hand, and each ACNielsen Party, on the other, will maintain ownership and control over, and will bear all costs with respect to, all technology research and development originated by such party.

                  (b) No Cognizant Party or ACNielsen Party shall have any obligation to share research and development except to the extent expressly set forth in Section 2.1 or in any Ancillary Licensing Agreement.

                  2.4 Audit Rights. ACNielsen shall, and shall cause each relevant ACNielsen Party to, maintain complete and accurate accounts and records of each ACNielsen Party's revenues in respect of which a royalty is payable under the relevant Technology Licensing Agreement in accordance with generally accepted accounting principles. Cognizant shall have the right to cause an audit during normal business hours of each ACNielsen Party's records referred to in the first sentence of this Section 2.4 once a year upon reasonable business notice. Cognizant shall bear the cost of any audit performed pursuant to this
Section 2.4 except that if, as a result of Cognizant's audit (which shall be calculated in accordance with generally accepted accounting principles) the royalty owed to Cognizant is determined to be greater than the royalty determined by ACNielsen by 10% or more, ACNielsen shall bear the cost of such audit.

                  2.5 Trademark Licensing Agreement. Cognizant and ACNielsen will or will cause the appropriate ACNielsen Party and/or Cognizant Party, as the case may be, to enter into the Trademark Licensing Agreements, including, without limitation, the grant to Cognizant by ACNielsen of a non-exclusive, non-transferable, royalty-free license (without right to sub-license to a party unrelated to Cognizant) substantially in the form of Exhibit __ hereto, pursuant to which Cognizant will obtain the right to use the "Media Advisor" trademark and/or computer software programs relating thereto in the conduct of the TAM Business in Canada until the fifth anniversary of the Distribution Date.

                                   ARTICLE III

                               OPTION TO PURCHASE

                  3.1 Segregation of ACNielsen TAM Business. (a) ACNielsen shall, no later than January 1, 1998, produce and deliver to Cognizant or the then-Optionee a comprehensive, detailed and feasible written plan (the "Plan") for segregating the ACNielsen TAM Business from other ACNielsen businesses, for the purpose of rendering feasible the consummation of a TAM Acquisition with respect to the ACNielsen TAM Business as a whole pursuant to Section 3.2 and enabling the TAM Purchaser, commencing on the TAM Acquisition Date, to operate the ACNielsen TAM Business as a going concern without interruption, subject to
Section 3.1(b) below; provided, however, that ACNielsen shall not be required to create a standalone Corporate Administration pursuant to the Plan to satisfy the requirements of this Section 3.1(a). The Plan shall be based on the principles and guidelines set forth on Schedule 3.1(a) and shall include, without limitation, the following:

                  (i) complete and correct schedules setting forth the following in reasonable detail:

                           (x) each Asset, including each Multiple-Use Asset, employed in connection with the ACNielsen TAM Business and a description thereof; and

                           (y) the TAM Personnel and the Shared TAM Personnel, including without limitation persons involved in Corporate Administration for the ACNielsen TAM Business, each employee's job description, the approximate percentage of each employee's time spent on the TAM Business, if less than all, and a description of such employee's compensation (salary, benefits, bonuses and options);

                  (ii) provisions identifying Assets and specified TAM Personnel to be transferred to the TAM Purchaser upon the consummation of the TAM Acquisition together with a transition plan relating to the fair and equitable separation of Multiple Use Assets and Shared TAM Personnel and an analysis demonstrating how such transfers would be effected and that such transfers would enable the TAM Purchaser to operate the ACNielsen TAM Business as a going concern without interruption commencing on the TAM Acquisition Date, subject to Section 3.1(b) below. Such provisions must expressly address technical infrastructure, operations, sales, customer relations, and data collection, transmission and analysis on a country-by-country basis; and (iii) a certification of the chief financial officer of ACNielsen as to all of the foregoing.

                  (b) Cognizant, any subsequent Optionee and ACNielsen shall at all relevant times cooperate in good faith with respect to the Plan. Each such party will act in good faith in negotiating the allocation of Shared TAM Personnel and Multiple-Use Assets. After the Optionee has given notice of the exercise of the Option, no party shall attempt to solicit for employment or otherwise influence any ACNielsen employee to accept employment with an employer other than the employer designated by the Plan for such employee. Subject to the foregoing, no ACNielsen Party, or Cognizant Party or Optionee shall be prohibited from (i) hiring (subject to the prohibition on solicitation described above) any person who is designated in the Plan to be employed by the other party or (ii) prior to the exercise of the Option, moving employees from one business group to another or otherwise changing an employee's position. Each of Cognizant and ACNielsen understand and acknowledge that the separation of Shared TAM Personnel and Multiple Use Assets will cause disruption of and create expense for the ACNielsen TAM Business and other ACNielsen businesses. It is further understood that the transition arrangements contained in the Plan regarding Shared TAM Personnel and Multiple Use Assets shall be in accordance with Schedule 3.1(a) but that the parties shall make a good faith effort to divide the potential disruption and expense to the ACNielsen TAM Business and the other ACNielsen businesses fairly and equitably. Each party acknowledges that such party may be required to hire additional personnel and replace Assets to enable its businesses to operate as going concerns after the TAM Acquisition.

                  (c) The Optionee shall give written notice of any objection to the initial Plan within 90 days after receipt thereof. During such 90-day period, ACNielsen shall afford to the Optionee and its outside accountants, counsel, financial advisors and other representatives, access during normal business hours to all officers, employees and information (including, without limitation, books and records) reasonably necessary for the Optionee to determine the feasibility of the Plan and ACNielsen's compliance with the terms of this Agreement relating to the Plan, and shall furnish to the Optionee such information concerning the ACNielsen TAM Business as the Optionee may reasonably request.

                  (d) ACNielsen shall deliver a revised Plan, together with a written response addressing each objection set forth in a notice delivered pursuant to clause (c) above, within 45 days after receipt of such notice. The chief financial officer of ACNielsen shall sign each such document.

                  (e) To the extent that the Optionee objects to such revised Plan, the Optionee shall deliver written notice thereof within 30 days of receipt of such revised Plan. Failure to deliver such notice shall be deemed to be approval of such revised Plan.

                  (f) If the parties cannot agree on a Plan within 30 days after the delivery of notice pursuant to clause (e) above, the provisions of Article V shall govern.

                  (g) ACNielsen shall, and shall cause each other ACNielsen Party, promptly after the Distribution Date to use commercially reasonable efforts (without expending money or making any contractual concessions) to cause each new and each existing contract with employees working in the ACNielsen TAM Business to be assignable to the TAM Purchaser without consent. Contracts (other than employee contracts) which cannot be assigned shall be addressed in the transition arrangements of the Plan and ACNielsen will (or will cause the appropriate ACNielsen Party to) endeavor to obtain the benefits of such contract for the TAM Purchaser.

                  (h) ACNielsen shall, and shall cause each other ACNielsen Party, to keep complete and correct books of records and account in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law of all dealings and transactions in relation to the ACNielsen TAM Business are separately identified.

                  (i) ACNielsen shall, and shall cause each other ACNielsen Party, to create and maintain written internal and external operating procedures, policies and guidelines with respect to the ACNielsen TAM Business, including, without limitation, sales, credit and collection policies.

                  3.2  Option.

                  (a) Voluntary Option. At any time after the Distribution Date ACNielsen, acting in good faith, may notify the Optionee in writing that it desires to sell all or a portion of the ACNielsen TAM Business to the Optionee (which notice, with respect to TAM Assets constituting less than all of the ACNielsen TAM Business, must be based upon ACNielsen's good faith intention to find a purchaser for such TAM Assets), by submitting to the Optionee with such notification the following items relating to all or the portion of the ACNielsen TAM Business being offered, (i) the Plan (unless ACNielsen has already submitted the Plan to the Optionee), (ii) a statement setting forth Book Value and an estimate of the TAM Purchase Price, each as of a reasonably recent date, setting forth in reasonable detail the basis for their respective calculations, (iii) Financial Statements and (iv) schedules setting forth as of a recent date (but in no event dating back more than 60 days), all known Liabilities and known contingent Liabilities not reflected in the Financial Statements which individually or in the aggregate are material, threatened or pending litigation matters that individually or in the aggregate are material, material non-compliance with laws, material required consents, and material Assets (including contracts) which require approval to be transferred (the "Disclosure Schedules"). To the extent that a TAM Acquisition is to be consummated pursuant to this Article III, ACNielsen shall deliver updated Disclosure Schedules dated as of the related TAM Acquisition Date to the TAM Purchaser. Such updated Disclosure Schedules shall include all Liabilities, other than Liabilities incurred in the ordinary course of business, which would have been required to be included by ACNielsen in the Disclosure Schedules originally provided to the Optionee had such Liabilities existed on such date. The items set forth in (i),
(ii), (iii) and (iv), as they relate to all or any portion of the ACNielsen TAM Business being offered or sold, are hereinafter referred to as the "Option Information".

                  (b) Mandatory Option. If on or prior to the third anniversary of the Distribution Date, subject to (f) below:

                           (i)  an ACN Change of Control Transaction occurs; or

                           (ii) any ACNielsen Party executes a binding agreement or letter of intent (each of which must be subject to the Cognizant Party's Option rights hereunder) in connection with the sale or other disposition of TAM Assets that (A) generate 50% or more of the revenue of the ACNielsen TAM Business for the preceding twelve months or (B) represent greater than 50% of the TAM Assets before giving effect to such sale or disposition, including for purposes of determining whether the tests in (A) or (B) are met any prior dispositions that, when aggregated with the proposed disposition, would cause the aggregate amount of TAM Assets disposed of collectively by the ACNielsen Parties in a series of transactions to exceed 50% of TAM Assets or constitute TAM Assets generating 50% or more of the revenue of the ACNielsen TAM Business for the preceding twelve months; provided, however, that to the extent that within three months of such disposition, such ACNielsen party (A) reinvests or enters into a binding agreement or letter of intent to reinvest the proceeds from such disposition of TAM Assets in Assets that are used in connection with the ACNielsen TAM Business or (B) outsources or enters into a binding agreement or letter of intent to outsource to third parties the functions or information generated by the TAM Assets disposed of, such disposition shall not be deemed to be an Option Trigger Event or count as a disposition for purposes of subsequent applications of this provision; or

                           (iii) any ACNielsen Party executes a binding agreement or letter of intent (each of which must be subject to the Cognizant Party's Option rights hereunder) in connection with the sale or other disposition of TAM Assets that (A) generate 50% or more of the revenue of the ACNielsen TAM Business in any country for the preceding twelve months or (B) represent greater than 50% of the TAM Assets in any country before giving effect to such sale or disposition, including for purposes of determining whether the tests in (A) or (B) are met any prior dispositions that, when aggregated with the proposed disposition, would cause the aggregate amount of TAM Assets disposed of collectively by the ACNielsen Parties in such country in a series of transactions to exceed 50% of such Assets or constitute Assets generating 50% or more of the revenue in such country for the preceding twelve months; provided, however, that to the extent that within three months of such disposition, such ACNielsen party (A) reinvests or enters into a binding agreement or letter of intent to reinvest the proceeds from the proposed disposition of TAM Assets in such country in Assets that are used in connection with the TAM Business in such country or (B) outsources or enters into a binding agreement or letter of intent to outsource to third parties the functions or information generated by the TAM Assets disposed of in such country, such disposition shall not be deemed to be an Option Trigger

                           Event with respect to such country or count as a disposition for purposes of subsequent applications of this provision; or

                           (iv) any ACNielsen Party adopts a definitive plan or takes similar definitive action to shut down or otherwise terminate the operations of the ACNielsen TAM Business in any country or other geographic area which constitutes a distinct TAM Business.

ACNielsen must give Cognizant written notice within ten Business Days of such event and must provide to Cognizant, within sixty Business Days of such event, the Option Information.

                  (c) During the period beginning on the fifteenth day after the occurrence of the Option Trigger Event and ending no later than the thirtieth day following the Optionee's receipt of all of the Option Information, ACNielsen shall provide to Cognizant during ACNielsen's normal business hours (and upon reasonable notice) reasonable access to (i) members of ACNielsen's management and ACNielsen's independent accountants and counsel who possess an in-depth understanding of the ACNielsen TAM Business and (ii) the premises, books and records of ACNielsen that relate to all or that portion of the ACNielsen TAM Business proposed to be sold. On or prior to the expiration of the thirty-day period following the Optionee's receipt of all of the Option Information (the "Exercise Period"), the Optionee must notify ACNielsen in writing whether the Optionee desires to acquire all or the portion of the AcNielsen TAM Business described in the notice in (b) above for the TAM Purchase Price. Failure of the Optionee timely to give such notice shall be deemed to be notice that the Optionee does not desire to effect such TAM Acquisition. If the Optionee notifies ACNielsen that the Optionee desires to effect to effect such TAM Acquisition but disagrees with the Plan (to the extent not previously agreed) or the calculation of the TAM Purchase Price, the parties shall promptly negotiate to resolve such issues during the period referred to in (d) below, notwithstanding any other time period set forth this Agreement in respect of negotiation of the Plan including Section 3.1(b).

                  (d) If the Optionee gives ACNielsen notice that it desires to make such acquisition, ACNielsen and the Optionee must negotiate in good faith in a manner consistent with Section 3.4 the consummation of the acquisition by the Optionee of all or the portion of the ACNielsen TAM Business proposed to be sold for the period of thirty days immediately following such notice. Cognizant may not withdraw such notice within such thirty-day period.

                  (e) (i) Notwithstanding anything set forth herein to the contrary, after each of the Optionee and ACNielsen has given written notice confirming such party's approval of a Plan, no term of such Plan shall be subject to renegotiation, except to the extent that a change in the ACNielsen TAM Business (including, without limitation, the addition or removal of hybrid products, Shared TAM Personnel, nonassignable contracts and Multiple-Use Assets) has rendered such term incomplete or inapplicable. The Optionee and ACNielsen shall negotiate terms so affected, together with new terms to address changes in the ACNielsen TAM Business not addressed by the previously approved Plan, during the Exercise Period.

                  (ii) In the event that during the Exercise Period the Optionee and ACNielsen are unable to agree on (x) a Plan (to the extent the Optionee has not previously approved any Plan), (y) changes to a Plan to be made pursuant to clause (i), or (z) ACNielsen fails to submit a plan, as applicable, the Optionee shall give ACNielsen written notice within [five] Business Days after the expiration of the Exercise Period whether the Optionee still desires to acquire the ACNielsen TAM Business proposed to be sold. If so, the Optionee may submit all or a portion of the Plan to arbitration in accordance with Schedule 3.2(e).

                  (iii) Article V, as modified by Schedule 3.2(e), shall govern the submission of all or any part of the Plan to arbitration.

                  (f)  Option Tail.  In the event that:

                           (i) any of the events described in (b)(i), (ii) (iii) or (iv) above occurs within the one-year period after the third anniversary of the Distribution Date (such one-year period referred to as "Year Four", and any such event a "Year Four Trigger Event"), and

                           (ii) any of the following actions were taken by any ACNielsen Party during the one-year period prior to the third anniversary of the Distribution Date: (A) the adoption by such ACNielsen Party of resolutions of the board of directors or equivalent body authorizing the engagement of investment bankers or financial advisors in contemplation of such Year Four Trigger Event or otherwise authorizing the ACNielsen Party to solicit offers or indications of interest for the purchase of all or part of the ACNielsen TAM Business, or the entry into discussions with the third party with whom such Year Four Trigger Event was ultimately consummated (such party being referred to as the "Year Four Purchaser") or with any representative or agent thereof; (B) the engagement of investment bankers or financial advisors in contemplation of a Year Four Trigger Event or the entry into discussions with the Year Four Purchaser or any representative or agent thereof in contemplation of a Year Four Trigger Event, whether or not such action was authorized by the board of directors or equivalent body or (C) the solicitation of the Year Four Purchaser to participate in such Year Four Trigger Event, then ACNielsen must notify the Optionee of such Year Four Trigger Event and treat such Year Four Trigger Event as an Option Trigger Event for all purposes under this Agreement.

                  (g) Limits on Option. If the Optionee notifies ACNielsen that it does not desire to exercise a mature Option to purchase the entire ACNielsen TAM Business, the Optionee shall no longer have any right to exercise any Option hereunder and ACNielsen Parties may sell all or any part of the ACNielsen TAM Business or TAM Assets without any obligation to the Optionee under this Article
III. If after a notice has been delivered with respect to a part of the ACNielsen TAM Business, including, without limitation, a particular country or countries, the Optionee notifies ACNielsen that it does not desire to exercise its Option with respect to the TAM Assets that are the subject of the original notification from ACNielsen to the Optionee, it shall thereafter no longer have any right to exercise any Option hereunder in respect of such TAM Assets unless such TAM Assets are subsequently offered as part of a larger group of TAM Assets, in which case such TAM Assets would be subject to the Option rights hereunder as part of such larger group of TAM Assets.

                  3.3  Price.

                  (a) ACNielsen will notify the TAM Purchaser in writing of its final calculation and estimation of the TAM Purchase Price at least 5 Business Days prior to the closing of the acquisition. The TAM Purchaser will pay undisputed Transfer Costs on the TAM Acquisition Date and will deposit any disputed amounts in escrow. ACNielsen will deliver an accounting of the TAM Purchase Price within 30 days after the TAM Acquisition Date. The TAM Purchaser must deliver written notice of any objection to any part of such accounting within 10 days after receipt of such accounting. If the TAM Purchaser delivers such notice, the provisions of Article VII will govern the resolution of all disputed items.

                  3.4 Other Terms and Conditions of Exercise. (a) ACNielsen shall use its commercially reasonable efforts (without expending money or making any contractual concessions) to obtain assignments of (i) employment contracts of employees working in the ACNielsen TAM Business whom the TAM Purchaser desires to retain and (ii) such other contracts constituting TAM Assets as the TAM Purchaser shall reasonably request.

                  (b) (i) ACNielsen shall represent in each Asset Purchase Agreement that ACNielsen has not knowingly or recklessly included in the information delivered by or on behalf of ACNielsen to the TAM Purchaser, including the Option Information and information provided pursuant to Section 3.2(c) (the "Disclosure Information"), any untrue statement of a material fact, or omitted to disclose or state any material fact required to be stated therein or necessary in order to make the Disclosure Information, in light of the circumstances under which such information was delivered, not misleading.

                  (ii) Neither ACNielsen nor any TAM Purchaser shall be required to make any other representation or warranty in any Asset Purchase Agreement.

                  (c) No Asset Purchase Agreement shall provide for indemnification of either party by the other in connection with the TAM Acquisition, except that the parties shall indemnify each other in respect of third party claims to the extent provided in Article III of the Distribution Agreement.

                  (d) Each Asset Purchase Agreement shall subject the parties thereto to dispute resolution as provided in Article VI of the Distribution Agreement.

                  (e) ACNielsen shall covenant in each Asset Purchase Agreement not to compete with the TAM Purchaser in the TAM Business for a period of three years after the TAM Acquisition Date in the country or countries in which the acquired TAM Business was operated as of such Acquisition Date, subject to any Contractual Obligation of any ACNielsen Party existing on the Distribution Date which Contractual Obligation is not transferred to the TAM Purchaser; provided, however, that nothing contained herein shall restrict or limit ACNielsen's ability to engage in any operations, new business ventures or activities relating to the Internet (including without limitation measurement of Internet usage by consumers) or to computers.

                  3.5 Survival. (a) In the event that Cognizant disposes of a controlling interest in NMR, the purchaser of such controlling interest shall succeed to Cognizant's rights and obligations under this Article III.

                  (b) Any person who acquires a controlling interest in ACNielsen shall acquire such interest subject to this Agreement, provided that the foregoing shall not operate (i) to toll, extend or duplicate any time period set forth in Section 3.2 within which the TAM Purchaser must give notice of its exercise of its option to acquire the ACNielsen TAM Business or (ii) to give a successor TAM Purchaser the right to give notice that such successor TAM Purchaser desires to acquire the ACNielsen Business to the extent that such notice is based on the occurrence of an event described in Section 3.2(a) in respect of which the predecessor to the TAM Purchaser gave notice that it did not desire to acquire the ACNielsen TAM Business or failed to give notice within the period set forth in Section 3.2. The foregoing shall not operate to preclude a successor TAM Purchaser from exercising its option based on any event that (x) occurs after it becomes the TAM Purchaser or (y) occurs prior to its becoming the TAM Purchaser if the time period set forth in Section 3.2(c) has not expired and the predecessor TAM Purchaser did not give notice that it declined to exercise the option.

                                   ARTICLE IV

                                 INDEMNIFICATION

                  4.1 Indemnification. Article III of the Distribution Agreement shall govern the rights of Cognizant Parties and ACNielsen Parties with respect to indemnification. The term "Cognizant Liabilities" in that Article shall be read to include all Liabilities assumed by Cognizant Parties pursuant to this Agreement. The term "ACNielsen Liabilities" in that Article shall be read to include all Liabilities assumed by ACNielsen Parties pursuant to this Agreement.

                                    ARTICLE V

                               DISPUTE RESOLUTION

                  5.1 Dispute Resolution. Article VI of the Distribution Agreement shall govern the rights of Cognizant Parties and ACNielsen Parties with respect to dispute resolution. The term "Agreement Dispute" in that Article shall be read to include all disputes between Cognizant Parties and ACNielsen Parties relating to or arising out of this Agreement.

                                   ARTICLE VI

                           CONDITIONS TO EFFECTIVENESS

                  6.1 The effectiveness of this agreement is subject of the satisfaction, or waiver by the party to whom performance is owed, of the following conditions:

                  (a) Occurrence of Distribution Date. The Distribution Date shall have occurred.

                                   ARTICLE VII

                                    COVENANTS

                  7.1 Further Assurances. In case at any time after the Distribution Date any further action is reasonably necessary or desirable to carry out the purposes of this Agreement, any Asset Purchase Agreement or any Ancillary Licensing Agreements, the proper officers of each party to this Agreement shall take all such necessary action. Without limiting the foregoing, Cognizant and ACNielsen shall use their commercially reasonable efforts promptly to obtain all consents and approvals, to enter into all amendatory agreements and to make all filings and applications that may be required for the consummation of the transactions contemplated by this Agreement, any Asset Purchase Agreement and the Ancillary Licensing Agreements, including, without limitation, all applicable governmental and regulatory filings.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  8.1 Construction. This Agreement, including the Exhibits and Schedules, and the Ancillary Licensing Agreements shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Schedule hereto, the Schedule shall prevail. Other than Section 4.5 and
Article V of this Agreement, which shall prevail over any inconsistent or conflicting provisions in any Ancillary Licensing Agreement, notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of any Ancillary Licensing Agreement, such Ancillary Licensing Agreement shall control.

                  8.2 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

                  8.3 Expenses. Except as otherwise expressly set forth in this Agreement or any Ancillary Licensing Agreement, each party shall bear its own costs and expenses. Any amount or expense to be paid or reimbursed by any party hereto to any other party hereto shall be so paid or reimbursed promptly after the existence and amount of such obligation is determined and demand therefor is made.

                  8.4 Notices. All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

To Cognizant Corporation:           200 Nyala Farms
                                    Westport, CT 06880
                                    Attention:  General Counsel

To ACNielsen Corporation:
                                    177 Broad Street
                                    Stamford, CT 06901
                                    Attention:  General Counsel

                  8.5 Waivers. The failure of any party to require strict performance by any other party of any provision in this Agreement will not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof.

                  8.6 Amendments. This Agreement may not be modified or amended except by an agreement in writing signed by each of the parties hereto.

                  8.7 Assignment. (a) Except as set forth in Article III above, ACNielsen may not assign this Agreement, in whole or in part, directly or indirectly, without the prior written consent of Cognizant.

                  (b) Cognizant may assign this Agreement to a purchaser of a controlling interest in, or all or substantially all of the Assets of, NMR.

                  8.8 Successors and Assigns. The provisions to this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

                  8.9 Subsidiaries. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party or by any entity that is contemplated to be a Subsidiary of such party on or after the Distribution Date.

                  8.10 Third-Party Beneficiaries. Except as provided in Article IV relating to Indemnities, this Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and Affiliates and should not be deemed to confer upon third parties any remedy, claim, Liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

                  8.11 Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                  8.12 Exhibits and Schedules. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

                  8.13 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

                  8.14 Consent to Jurisdiction. Without limiting the provisions of Article V hereof, each of the parties irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 8.14. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  8.15 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                                             COGNIZANT CORPORATION



                                             By
                                               ---------------------------------
                                               Name:
                                               Title:

                                             ACNIELSEN CORPORATION



                                             By
                                               ---------------------------------
                                               Name:
                                               Title: